Exhibit 99.1

Harris Corporation
Unaudited Pro Forma Condensed Consolidated Statements of Income

On April 28, 2017, Harris Corporation (the “Company”) completed the previously announced sale to MHVC Acquisition Corp., an affiliate of Veritas Capital Fund Management, L.L.C. ("Veritas"), of the Company’s government services business that was operated within the Company’s former Critical Networks segment in the areas of space and intelligence, advanced solutions, civil and healthcare, defense, NASA and range, and managed satellite and terrestrial communications ("IT Services"). The sale of IT Services was consummated pursuant to the terms of a definitive Sale Agreement, dated as of January 26, 2017, by and between the Company and Veritas, which provided for a purchase price of $690 million in cash, subject to customary purchase price adjustments as set forth in the agreement.
On January 1, 2017, the Company completed the previously announced sale to SpeedCast International Ltd. ("SpeedCast") of the Company's Harris CapRock Communications commercial business ("CapRock"). CapRock, which was part of the Company's former Critical Networks segment, provided wireless, terrestrial and satellite communications services to energy and maritime customers. The sale of CapRock was consummated pursuant to the terms of a a definitive Sale Agreement, dated as of November 1, 2016, by and between the Company and SpeedCast, which provided for a purchase price of $425 million in cash, subject to customary purchase price adjustments as set forth in the agreement.
The following unaudited pro forma condensed consolidated statements of income of the Company for the fiscal years ended July 1, 2016, July 3, 2015 and June 27, 2014 (the "unaudited pro forma statements of income") present the historical results of operations of the Company adjusted to reflect the impacts of the sales of IT Services and CapRock (collectively the "Transactions") as if the Transactions had been completed as of the beginning of the fiscal year ended June 27, 2014. The adjustments primarily reflect the removal of the results of operations of IT Services and CapRock, which the Company has reported as discontinued operations.
The unaudited pro forma statements of income are for illustrative purposes only and are not intended to represent or be indicative of the Company's consolidated results of operations that would have been reported had the Transactions been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operations. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable under the circumstances.
The unaudited pro forma statements of income should be read in conjunction with the Company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended July 1, 2016 and the Company's unaudited interim condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the nine months ended March 31, 2017.

HARRIS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Fiscal Year Ended July 1, 2016
(Unaudited)

		Pro Forma Adjustments
	Harris Corporation Historical	IT Services Divestiture	Other Adjustments (A)		Harris Corporation Pro Forma

	(In millions, except per share amounts)
Revenue from product sales and services	$7,467	$1,168	$307		$5,992
Cost of product sales and services	(5,132)	(1,002)	(230)		(3,900)
Engineering, selling and administrative expenses	(1,186)	(106)	(43)	(B)	(1,037)
Impairment of goodwill and other assets	(367)	—	(367)		—
Non-operating income	10	—	—		10
Interest income	2	—	—		2
Interest expense	(183)	—	—		(183)

Income from continuing operations before income taxes	611	60	(333)		884
Income taxes	(266)	(22)	29		(273)

Income from continuing operations	$345	$38	$(304)		$611

Income from continuing operations per common share:
Basic	$2.77				$4.91
Diluted	$2.75				$4.87

Weighted average common shares outstanding:
Basic	123.8				123.8
Diluted	125.0				125.0

(A) Other adjustments primarily include the financial results of CapRock.
(B) Engineering, selling and administrative expenses include adjustments to remove $27 million of corporate overhead, pension and other costs that were previously included in the results of operations of IT Services and CapRock, as such expenses will continue to be incurred by Harris Corporation subsequent to the divestitures of IT Services and CapRock.

HARRIS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Fiscal Year Ended July 3, 2015
(Unaudited)

		Pro Forma Adjustments
	Harris Corporation Historical (A)	IT Services Divestiture	Other Adjustments (B)		Harris Corporation Pro Forma

	(In millions, except per share amounts)
Revenue from product sales and services	$5,083	$781	$417		$3,885
Cost of product sales and services	(3,348)	(667)	(325)		(2,356)
Engineering, selling and administrative expenses	(976)	(82)	(43)	(C)	(851)
Impairment of goodwill and other assets	(46)	—	—		(46)
Non-operating loss	(108)	—	—		(108)
Interest income	2	—	—		2
Interest expense	(130)	—	—		(130)

Income from continuing operations before income taxes	477	32	49		396
Income taxes	(143)	(9)	(25)		(109)

Income from continuing operations	$334	$23	$24		$287

Income from continuing operations per common share:
Basic	$3.15				$2.70
Diluted	$3.11				$2.67

Weighted average common shares outstanding:
Basic	105.7				105.7
Diluted	106.8				106.8

(A) On May 29, 2015, Harris Corporation acquired publicly held Exelis Inc. (collectively with its subsidiaries, "Exelis"). Harris Corporation historical results include Exelis' results of operations from May 29, 2015 through July 3, 2015.
(B) Other adjustments primarily include the financial results of CapRock.
(C) Engineering, selling and administrative expenses include adjustments to remove $24 million of corporate overhead and other costs that were previously included in the results of operations of IT Services and CapRock, as such expenses will continue to be incurred by Harris Corporation subsequent to the divestitures of IT Services and CapRock.

HARRIS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Fiscal Year Ended June 27, 2014
(Unaudited)

		Pro Forma Adjustments
	Harris Corporation Historical	IT Services Divestiture	Other Adjustments (A)		Harris Corporation Pro Forma

	(In millions, except per share amounts)
Revenue from product sales and services	$5,012	$1,012	$378		$3,622
Cost of product sales and services	(3,310)	(851)	(270)		(2,189)
Engineering, selling and administrative expenses	(820)	(62)	(54)	(B)	(704)
Non-operating income	4	—	—		4
Interest income	3	—	—		3
Interest expense	(94)	—	—		(94)

Income from continuing operations before income taxes	795	99	54		642
Income taxes	(256)	(33)	(21)		(202)

Income from continuing operations	$539	$66	$33		$440

Income from continuing operations per common share:
Basic	$5.05				$4.12
Diluted	$5.00				$4.07

Weighted average common shares outstanding:
Basic	106.1				106.1
Diluted	107.3				107.3

(A) Other adjustments primarily include the financial results of CapRock.
(B) Engineering, selling and administrative expenses include adjustments to remove $24 million of corporate overhead and other costs that were previously included in the results of operations of IT Services and CapRock, as such expenses will continue to be incurred by Harris Corporation subsequent to the divestitures of IT Services and CapRock.